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Pricing Supplement No. 24                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
including the Prospectus dated May 18, 1995)

Trade Date:   2/15/96                                         Registration
           -------------------                                File No.
                                                              33-59227



                         Alco Capital Resource, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:  01374QBN7
      ---------------------------------
Principal Amount: $  5,000,000           Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 5.435%          Interest Rate Basis: N/A
                              ---------                            -------------
Stated Maturity:  2/22/99                  -Commercial Paper Rate:
                -----------------------                           ----------
Specified Currency: US DOLLARS             -Prime Rate:
                   --------------------                ---------------------
Applicable Exchange Rate (if any): N/A     -LIBOR:
                                  -----           --------------------------
   US Dollar $1.00 = N/A                   -Treasury Rate:
                    -------------------                   ------------------
Issue Price (as a percentage of            -CD Rate:
             principal amount):  100%               ------------------------
                               --------    -Federal Funds Rate:
Selling Agent:                                                 -------------
  -Lehman Brothers:                        -Other:
                   ----------------               --------------------------
  -Chase Securities, Inc.:    X
                          ---------      Index Maturity: N/A
  -Goldman, Sachs & Co:                                 ------------------------
                       ------------      Spread: N/A
  -Merrill Lynch & Co:                          --------------------------------
                      -------------      Spread Multiplier: N/A
  -Other:                                                  ---------------------
         --------------------------      Maximum Interest Rate: N/A
                                                               -----------------
Selling Agent's Commission (%): .35%     Minimum Interest Rate: N/A
                               --------                        -----------------
Purchasing Agent: N/A                    Initial Interest Rate: N/A
                 ----------------------                        -----------------
Purchasing Agent's Discount or             Interest Reset Date(s)
   Commission (%): N/A                     (if semi-annually or annually):
                  ---------------------
Type of Sale:                              -------------------------------------
        As Agent: X   As Principal:          Third Wednesday of: N/A
                 ----              ----                         ----------------
Net proceeds to the Company:$ 4,982,500        Interest Reset Date (if weekly,
                            -----------        monthly, or quarterly):
Settlement date                                                       ----------
  (original issue date): 2/21/96         Interest Determination Date(s): N/A
                        ---------------                                 --------
Redemption Commencement                  Calculation Date(s): N/A
  Date (if any): N/A                                         -------------------
                -----------------------  Calculation Agent: N/A
Redemption Period: N/A                                     ---------------------
                  ---------------------  Interest Payment Date(s): N/A
Exchange Rate Agent: N/A                                          --------------
                    -------------------  Regular Record Date(s): N/A
Original Issue Discount Security:                               ----------------
        Yes:    No: X                    Interest Reset Period: N/A
            ----   ----                                        -----------------

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ Kathleen M. Burns  -  Kathleen M. Burns
              ------------------------------------------------------